Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Class A Common Stock of Alta Mesa Resources, Inc. dated as of December 2, 2019 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: December 2, 2019

OZ REY, LLC

By:	/s/ Robert S. Hersch
Robert S. Hersch
Manager

MV AMANTH, LLC

By:	/s/ Robert S. Hersch
Robert S. Hersch
Manager

/s/ Robert S. Hersch
ROBERT S HERSCH